Exhibit 99.1

FOR IMMEDIATE RELEASE

INTRICON NAMES NEW CFO

ST. PAUL, Minn. — July 19, 2006 — IntriCon Corporation (AMEX: IIN), a designer, developer, manufacturer and distributor of miniature and micro-miniature medical and electronic products, has named Scott Longval its new chief financial officer, treasurer and secretary, effective immediately.

Longval joined IntriCon in 2005 as corporate controller. Previously he served in various financial positions at publicly traded ADC Telecommunications, Inc., an Eden Prairie, Minn.-based provider of innovative network infrastructure products and services, and before that, Accellent, Inc., formerly MedSource Technologies, a Minneapolis-based provider of outsourcing solutions to the medical device market.

“We’re excited to have Scott as IntriCon’s CFO at a such a pivotal time for the company,” said Mark S. Gorder, president and chief executive officer. “Today, IntriCon is growing in our four key markets of medical, hearing health, professional audio and electronics. Scott knows our business and his proven financial experience in the medical device and high-tech industries is a valuable asset as we continue to expand the company.”

Longval assumes the role of CFO from William J. Kullback, who resigned in May to pursue an opportunity outside of the company. Longval reports to Gorder.

“I’m excited to take the position of CFO following our successful transformation of the company,” Longval said. “IntriCon has a solid track record and great potential for growth. As a team, we’re committed to further growing the company.”

In addition to his tenure at ADC and Accellent, Longval served as a senior auditor for Arthur Andersen LLP. Longval earned a B.A. from the University of St. Thomas in St. Paul, Minn.

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About IntriCon Corporation

Headquartered in Arden Hills, Minn., IntriCon Corporation designs, develops and manufactures miniature and micro-miniature medical and electronic products.

The company is focused on four key markets: medical, hearing health, professional audio and communications, and electronics. IntriCon has facilities in the United States, Asia and Europe. The company’s common stock trades under the symbol “IIN” on the American Stock Exchange. For more information about IntriCon, visit www.intricon.com.

Forward-Looking Statements

Statements made in this release and in IntriCon’s other public filings and releases that are not historical facts or that include forward-looking terminology such as “may”, “will”, “believe”, “expect”, “should”, “optimistic” or “continue” or the negative thereof or other variations thereon are “forward-looking statements” within the meaning of the Securities Exchange Act of 1934 as amended. These forward-looking statements include, without limitation, statements concerning future growth, future financial condition and performance, prospects, and the positioning of the company to compete in chosen markets. These forward-looking statements are affected by known and unknown risks, uncertainties and other factors that are beyond the company’s control, and may cause the company’s actual results, performance or achievements to differ materially from the results, performance and achievements expressed or implied in the forward-looking statements. These risks, uncertainties and factors include, without limitation, the risk that the company may not be able to achieve its long-term strategy, weakening demand for products of the company due to general economic conditions, possible non-performance of developing technological products, the volume and timing of orders received by the company, changes in the mix of products sold, competitive pricing pressures, availability of electronic components for the company’s products, ability to create and market products in a timely manner, competition by competitors with more resources than the company, foreign currency risks arising from the company’s foreign operations and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2005. The company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

Contacts
At IntriCon: Mark Gorder, CEO 651-636-9770 mgorder@intricon.com	At Padilla Speer Beardsley: Marian Briggs/Matt Sullivan 612-455-1700 mbriggs@psbpr.com / msullivan@psbpr.com

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